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                                                                       EXHIBIT 5


                         PORTER, WRIGHT, MORRIS & ARTHUR
                         ATTORNEYS AND COUNSELORS AT LAW
                              41 SOUTH HIGH STREET
                            COLUMBUS, OHIO 43215-6194
                             Telephone: 614-227-2000
                                Fax: 614-227-2100

                                 March 25, 1998

Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         With respect to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Huntington Bancshares Incorporated ("Huntington") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 8,500,000 shares of Huntington's common stock, without par value (the "Stock"), which includes 1,100,000 shares which may be issued for the purpose of covering over-allotments, we advise you as follows:

         We are counsel for Huntington and have participated in the preparation of the Registration Statement. We have reviewed Huntington's Articles of Restatement of Charter and Bylaws, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Stock, and such other documents and authorities as we deem relevant for the purpose of this opinion.

         We understand that Stock will be issued and sold to underwriters for public offering in accordance with an underwriting agreement which has been filed in preliminary form as an exhibit to the Registration Statement.

         Based upon the foregoing, we are of the opinion that upon compliance with the Securities Act and with the securities or "blue sky" laws of the states in which the Stock is to be offered for sale, and delivery of the Stock to the underwriters against payment therefor in accordance with the terms of the underwriting agreement to be entered into between Huntington and the underwriters, the Stock will be validly issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Validity of Shares of Common Stock" in the prospectus included in the Registration Statement.


                                        Very truly yours,

                                        /s/ PORTER, WRIGHT, MORRIS & ARTHUR

                                        PORTER, WRIGHT, MORRIS & ARTHUR